Exhibit 99.1 Tier Technologies, Inc. 11130 Sunrise Valley Drive, Suite 300 Reston, VA 20191 CONTACT: Jeff Hodges, Chief Financial Officer jhodges@tier.com (770) 325-3102

Tier Reports Fiscal 2011 Fourth Quarter and Year End Results

RESTON, VA, December 6, 2011 – Tier Technologies, Inc. (Nasdaq: TIER), a leading provider of electronic payment solutions for the biller direct market, today released results for the quarter and fiscal year ended September 30, 2011.

Results of Operations

Fourth Quarter Fiscal 2011 Results

For the quarter ended September 30, 2011, Tier reported revenues from Continuing Operations of $28.5 million, a 4.2% increase over the same quarter last year.  Net loss from Continuing Operations was $3.6 million, or $0.21 per fully diluted share, compared to net loss from Continuing Operations of $4.2 million, or $0.23 per fully diluted share, for the same quarter last year.  Continuing Operations include Electronic Payment Solutions, or EPS, and the VSA wind-down business.  On a standalone basis, our EPS business reported quarterly revenues of $28.2 million, a 5.9% increase over the same quarter last year.

Fiscal Year 2011 Results

For the fiscal year ended September 30, 2011, Tier reported revenues from Continuing Operations of $130.2 million.  Net loss from Continuing Operations was $7.4 million, or $0.43 per fully diluted share, compared to net loss from Continuing Operations of $5.9 million, or $0.33 per fully diluted share, for the same period last year.  On a standalone basis, our EPS business reported annual revenues of $128.6 million, a 1.1% increase over fiscal year 2010.  However, revenues for fiscal year 2011 for our VSA business showed a 49.2% decrease over fiscal year 2010, which resulted in flat revenues from Continuing Operations year-over-year.

Management’s Comments

“Fiscal 2011 was a challenging year, marked by major overhauls of our team, our technology direction, and our sales and marketing strategy,” said Alex. P. Hart, President and Chief Executive Officer, “but we now believe that we have the people, processes, and systems in place to produce a significantly better result in fiscal year 2012.”

“We see a long runway ahead of us,” Mr. Hart continued. “The tailwinds of recent legal, regulatory, and technological developments are beginning to counteract the ongoing headwinds of reduced income tax and property tax payments that have accompanied our current economic malaise.  We are finally confident that we can begin providing a better sense for how we think the company is going to perform, and we understand that we cannot achieve our goals for the business without establishing a track record of performance that gives investors, clients, and our associates confidence that we are headed in the right direction.”

Liquidity

As of September 30, 2011, Tier had $39.8 million in cash and cash equivalents.  Of the $39.8 million of cash, $14.7 million is funds settled to us but not yet distributed to clients and accrued discount fees, offset by $7.6 million of cash which we expect to receive within one to two days after the end of the quarter as settlements from credit card companies or banks.  This makes the cash available to Tier for business purposes as of September 30, 2011 $32.7 million.  The cash available to Tier at June 30, 2011 for business purposes was $33.8 million.  Contributing to the decrease in available cash from June 30, 2011 were primarily hardware and software costs associated with our infrastructure and platform initiatives.

In July 2011, we entered into an $8.3 million contract to upgrade our core infrastructure, which includes the purchase of hardware, software and professional services.  The project began in August 2011 and is scheduled to be completed in October 2012.  As of November 30, 2011, we have purchased approximately $6.6 million in software and hardware related to this project.

Conference Call

Tier will host a conference call Tuesday, December 6, at 5:00 p.m. Eastern Time to discuss these results.  To access the conference call, please dial (888) 995-9709 and provide pass code Q4FY2011.  The conference call is also available live via the Internet at www.tier.com.  Participants via the Web will need to provide conference ID # 9529539 and pass code Q4FY2011.  A replay will be available at 10:00 a.m. Eastern Time on Wednesday, December 7, 2011 at www.tier.com or by calling (800) 234-8715 and entering conference ID # 9529539.  The replay will be available until 11:45 p.m. Eastern Time on December 20, 2011.

About Tier Technologies, Inc.

Tier Technologies, Inc. is a leading provider of electronic payment solutions in the biller direct market.  Headquartered in Reston, Virginia, the company provides enhanced electronic payment services that include multiple payment choices, payment channels, and bill payment products and services to over 4,700 clients in all 50 states and the District of Columbia.  Tier serves clients in multiple markets including federal, state, and local governments, educational institutions, utilities and commercial clients through its subsidiary, Official Payments Corporation.  For more information, see www.tier.com and www.OfficialPayments.com.

Forward looking statements

Statements made in this report that are not historical facts are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements relate to future events or the Company’s future financial and/or operating performance and generally can be identified as such because the context of the statement includes words such as “may,” “will,” “intends,” “plans,” “believes,” “anticipates,” “expects,” “estimates,” “shows,” “predicts,” “potential,” “continue,” or “opportunity,” the negative of these words or words of similar import.  The Company undertakes no obligation to update any such forward-looking statements.  Each of these statements is made as of the date hereof based only on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties.  Actual events or results may differ materially from those projected in any of such statements due to various factors, including, but not limited to: general economic conditions~~,~~ which affect the Company’s financial results in all our markets, which we refer to as “vertical markets,” particularly the federal vertical market, the state and local vertical market and property tax vertical market;  effectiveness and performance of our systems, payment processing platforms and operational infrastructure; our ability to grow EPS revenue while reducing our costs, including processor and interchange related costs; the timing, initiation, completion, renewal, extension or early termination of client or partner contracts or projects; our ability to execute on our sales and product strategy and realize revenues from our business development opportunities; the impact of regulatory requirements; and unanticipated claims as a result of project performance, including due to the failure of software providers, processors, vendors, partners, or subcontractors to satisfactorily perform and complete engagements.    For a discussion of these and other factors which may cause our actual events or results to differ from those projected, please refer to our annual report on Form 10-K for the period ended September 30, 2011, filed with the Securities and Exchange Commission.

TIER TECHNOLOGIES, INC.
Consolidated Balance Sheets
(unaudited)

(in thousands)	September 30, 2011	September 30, 2010
ASSETS:
Current assets:
Cash and cash equivalents	$39,760	$45,757
Investments in marketable securities	—	8,249
Restricted investments	—	1,311
Accounts receivable, net	4,467	4,883
Settlements receivable, net	7,648	8,356
Prepaid expenses and other current assets	2,368	1,407
Total current assets	54,243	69,963

Property, equipment and software, net	18,189	12,032
Goodwill	17,460	17,381
Other intangible assets, net	4,037	7,477
Restricted investments	—	6,000
Other assets	238	172
Total assets	$94,167	$113,025

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$1,057	$1,059
Settlements payable	9,812	10,716
Accrued compensation liabilities	2,721	4,261
Accrued discount fees	4,900	4,624
Other accrued liabilities	3,881	2,718
Deferred income	439	558
Total current liabilities	22,810	23,936
Other liabilities:
Deferred rent	1,556	1,257
Other liabilities	28	596
Total other liabilities	1,584	1,853
Total liabilities	24,394	25,789

Commitments and contingencies

Shareholders’ equity:
Preferred stock, no par value; authorized shares: 4,579; no shares issued and outstanding	—	—
Common stock, $0.01 par value, and paid-in capital; shares authorized: 44,260; shares issued: 20,817 and 20,706; shares outstanding: 16,642 and 18,170	193,732	193,620
Treasury stock—at cost, 4,175 and 2,536 shares	(31,383)	(21,020)
Accumulated other comprehensive loss	—	(1)
Accumulated deficit	(92,576)	(85,363)
Total shareholders’ equity	69,773	87,236
Total liabilities and shareholders’ equity	$94,167	$113,025

TIER TECHNOLOGIES, INC.
Consolidated Statements of Operations
(unaudited)

	Year ended September 30,
(in thousands, except per share data)	2011	2010	2009

Revenues	$130,170	$130,224	$128,246

Costs and expenses:
Direct costs	100,764	98,328	95,594
General and administrative	22,766	25,199	25,529
Selling and marketing	6,940	6,355	6,708
Depreciation and amortization	7,314	6,711	6,569
Total costs and expenses	137,784	136,593	134,400

Loss from continuing operations before other income and income taxes	(7,614)	(6,369)	(6,154)

Other income:
Interest income, net	82	414	754
Gain (loss) on investment	—	31	(31)
Gain on sale of assets	—	6	—
Total other income	82	451	723

Loss from continuing operations before income taxes	(7,532)	(5,918)	(5,431)
Income tax (benefit) provision	(100)	30	40

Loss from continuing operations	(7,432)	(5,948)	(5,471)
Income (loss) from discontinued operations, net	219	(245)	(6,035)

Net loss	$(7,213)	$(6,193)	$(11,506)

(Loss) earnings per share—Basic and diluted:
From continuing operations	$(0.43)	$(0.33)	$(0.28)
From discontinued operations	$0.01	$(0.01)	$(0.31)
Loss per share—Basic and diluted	$(0.42)	$(0.34)	$(0.59)

Weighted average common shares used in computing:
Basic and diluted loss per share	17,112	18,153	19,438

TIER TECHNOLOGIES, INC.
Consolidated Statements of Cash Flows
(unaudited)

	Year ended September 30,
(In thousands)	2011	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(7,213)	$(6,193)	$(11,506)
Less: Income (loss) from discontinued operations, net	219	(245)	(6,035)
Loss from continuing operations, net	(7,432)	(5,948)	(5,471)
Non-cash items included in net loss:
Depreciation and amortization	7,314	6,712	6,642
Provision for doubtful accounts	363	1,304	417
Deferred rent	204	388	—
Share-based compensation	(217)	1,012	2,522
Capitalized software impairment loss	268	—	—
(Gain) loss on trading investments	—	(31)	31
Gain on sale of equipment	—	(10)	—
Other	—	1	(19)
Net effect of changes in assets and liabilities:
Accounts and settlements receivable, net	761	839	(6,510)
Prepaid expenses and other assets	(1,034)	629	(89)
Accounts and settlements payable and accrued liabilities	(1,617)	(2,681)	5,399
Income taxes receivable	7	84	1
Deferred income	(119)	(303)	(929)
Cash (used in) provided by operating activities from continuing operations	(1,502)	1,996	1,994
Cash used in operating activities from discontinued operations	(149)	(855)	(5,187)
Cash (used in) provided by operating activities	(1,651)	1,141	(3,193)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale securities	(13,248)	(23,587)	(38,455)
Sales and maturities of available-for-sale securities	21,826	19,886	36,371
Sales of trading securities	—	31,200	125
Restricted investments matured, sold and released from restriction	6,983	—	500
Purchase of equipment and software	(7,532)	(1,681)	(299)
Investment in internally developed software	(2,749)	(3,563)	(3,590)
ChoicePay asset purchase net of cash acquired	—	—	(6,927)
Additions to goodwill—ChoicePay	(79)	(52)	—
Collection of note receivable	—	527	71
Proceeds from sale of equipment	—	10	—
Cash provided by (used in) investing activities from continuing operations	5,201	22,740	(12,204)
Cash provided by investing activities from discontinued operations	368	610	818
Cash provided by (used in) investing activities	5,569	23,350	(11,386)
CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of company stock	(10,363)	(749)	(11,587)
Net proceeds from issuance of common stock	482	82	422
Capital lease obligations and other financing arrangements	(34)	(36)	(22)
Cash used in financing activities	(9,915)	(703)	(11,187)
Net (decrease) increase in cash and cash equivalents	(5,997)	23,788	(25,766)
Cash and cash equivalents at beginning of period	45,757	21,969	47,735
Cash and cash equivalents at end of period	$39,760	$45,757	$21,969

TIER TECHNOLOGIES, INC.
Consolidated Statement of Operations—Continuing Operations
(unaudited)

(in thousands)	EPS	VSA	Total
Fiscal year ended September 30, 2011:
Revenues	$128,644	$1,526	$130,170
Costs and expenses:
Direct costs	100,508	256	100,764
General and administrative	22,761	5	22,766
Selling and marketing	6,940	—	6,940
Depreciation and amortization	7,314	—	7,314
Total costs and expenses	137,523	261	137,784
(Loss) income from continuing operations before other income and income taxes	(8,879)	1,265	(7,614)
Other income:
Interest income, net	82	—	82
Total other income	82	—	82
(Loss) income from continuing operations before taxes	(8,797)	1,265	(7,532)
Income tax benefit	(100)	—	(100)
(Loss) income from continuing operations	$(8,697)	$1,265	$(7,432)

(in thousands)	EPS	VSA	Total
Fiscal year ended September 30, 2010:
Revenues	$127,223	$3,001	$130,224
Costs and expenses:
Direct costs	97,050	1,278	98,328
General and administrative	24,821	378	25,199
Selling and marketing	6,355	—	6,355
Depreciation and amortization	5,625	1,086	6,711
Total costs and expenses	133,851	2,742	136,593
(Loss) income from continuing operations before other income and income taxes	(6,628)	259	(6,369)
Other income:
Interest income (expense)	414	—	414
Gain on investment	31	—	31
Gain on sale of asset	6	—	6
Total other income	451	—	451
(Loss) income from continuing operations before taxes	(6,177)	259	(5,918)
Income tax provision	30	—	30
(Loss) income from continuing operations	$(6,207)	$259	$(5,948)

TIER TECHNOLOGIES, INC.
Consolidated Statement of Operations—Continuing Operations
(unaudited)

(in thousands)	EPS	VSA	Total
Fiscal year ended September 30, 2009:
Revenues	$123,233	$5,013	$128,246
Costs and expenses:
Direct costs	93,434	2,160	95,594
General and administrative	24,509	1,020	25,529
Selling and marketing	6,697	11	6,708
Depreciation and amortization	4,885	1,684	6,569
Total costs and expenses	129,525	4,875	134,400
(Loss) income from continuing operations before other income and income taxes	(6,292)	138	(6,154)
Other income (expense):
Interest income (expense)	754	—	754
Loss on investment	(31)	—	(31)
Total other income	723	—	723
(Loss) income from continuing operations before taxes	(5,569)	138	(5,431)
Income tax provision	40	—	40
(Loss) income from continuing operations	$(5,609)	$138	$(5,471)